EXHIBIT 99(b)



                         FORM 11-K INFORMATION FOR THE

                         ALLTEL CORPORATION THRIFT PLAN

                        AS OF DECEMBER 31, 1995 AND 1994

                    AND FOR THE YEAR ENDED DECEMBER 31, 1995

                              REQUIRED INFORMATION

     The ALLTEL Corporation Thrift Plan (the "Plan") is subject to the Employee Retirement Income Security Act of 1974.

     Item 4. In lieu of the requirements of Items 1,2 and 3 of Form 11-K, the following financial statements of the Plan are being filed as Exhibit 99(a) to this report:

     1.   Report of Independent Public Accountants

     2. Statements of Net Assets Available for Benefits with Fund Information as of December 31, 1995 and 1994

     3. Statement of Changes in Net Assets Available for Benefits with Fund Information for the year ended December 31, 1995

     4. Notes to Financial Statements and Supplemental Schedules as of December 31, 1995 and 1994

     5.   Schedule of Assets Held for Investment Purposes as of
          December 31, 1995

     6.   Schedule of Reportable Transactions for the year ended
          December 31, 1995

     The Consent of Independent Public Accountants to the inclusion of the foregoing financial statements herein is being filed as Exhibit 23 to this Report.

                        ALLTEL CORPORATION THRIFT PLAN


                FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                       As of December 31, 1995 and 1994
                        TOGETHER WITH AUDITORS' REPORT

                        ALLTEL CORPORATION THRIFT PLAN

           INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

                       as of December 31, 1995 and 1994




Report of Independent Public Accountants                                  1

Financial Statements:

      Statements of Net Assets Available for Benefits with Fund
       Information as of December 31, 1995 and 1994                     2 - 3

      Statement of Changes in Net Assets Available for Benefits
       with Fund Information for the year ended December 31, 1995         4

Notes to Financial Statements and Supplemental Schedules                5 - 11

Supplemental Schedules:

      Schedule I: Item 27a - Schedule of Assets Held for Investment
       Purposes as of December 31, 1995                                  12

      Schedule II: Item 27d - Schedule of Reportable Transactions
       for the year ended December 31, 1995                              13

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Participants and Administrator of the ALLTEL Corporation Thrift Plan:

We have audited the accompanying statements of net assets available for benefits with fund information of the ALLTEL Corporation Thrift Plan (the "Plan") as of December 31, 1995 and 1994, and the related statement of changes in net assets available for benefits with fund information for the year ended December 31, 1995. These financial statements and the schedules referred to below are the responsibility of the ALLTEL Corporation Pension and Benefit Committee in its capacity as administrator of the Plan (the "Administrator"). Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits with fund information of the Plan as of December 31, 1995 and 1994, and the changes in its net assets available for benefits with fund information for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. Supplemental Schedules I and II are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                        /s/ ARTHUR ANDERSEN LLP

Little Rock, Arkansas,
   April 8, 1996.

                         ALLTEL CORPORATION THRIFT PLAN

      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                      for the year ended December 31, 1995

                                                                              Fund Information (Note 3)
                                                                                Participant Directed
                                                    ALLTEL           Federated                                       Federated U.S.
                                                  Corporation        Automated        Federated         Federated      Government
                                                    Common          Government         Max-Cap          Stock and      Securities
                                                  Stock Fund        Money Trust         Fund            Bond Fund         Fund
ASSETS:

Investments, at fair value (Schedule I and Note 3)
    Participant directed-
     ALLTEL Corporation Common Stock               $26,286,447
     Federated Automated Government
          Money Trust                                                $34,896,010
     Federated Max-Cap Fund                                                           $10,241,071
     Federated Stock and Bond Fund                                                                      $16,636,043
     Federated U.S. Government
          Securities Fund                                                                                               $8,804,968
     Fidelity Equity-Income Fund
     Fidelity Magellan Fund
     Government Investment Contract Fund
     Nations Cash Reserve Money Market Fund            326,663           218,329           70,622            79,385         13,552
     Participant Loans                                       -                 -                -                 -              -
    Non-participant directed-
     Boatmen's Money Market Fund                             -                 -                -                 -              -
       Total investments                            26,613,110        35,114,339       10,311,693        16,715,428      8,818,520

Receivables:
     Employer contributions                                  -                 -                -                 -              -
     Accrued interest and dividends                    261,228             2,867                4                 3              5
       Total receivables                               261,228             2,867                4                 3              5

       Total assets                                 26,874,338        35,117,206       10,311,697        16,715,431      8,818,525

LIABILITIES:

Due to broker                                            4,715             6,872           47,173            33,376         46,417

NET ASSETS AVAILABLE
       FOR BENEFITS                                $26,869,623       $35,110,334      $10,264,524       $16,682,055     $8,772,108





        The accompanying notes are an integral part of this statement.


                         ALLTEL CORPORATION THRIFT PLAN

 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION - (Continued)

                      for the year ended December 31, 1995
                                                                                   Fund Information (Note 3)
                                                            Participant Directed                     Non-Participant Directed
                                                  Fidelity                  Government               Boatmen's
                                                   Equity-      Fidelity    Investment                Money
                                                   Income       Magellan     Contract  Participant    Market
                                                    Fund          Fund         Fund       Loans       Fund    Other      Total
ASSETS:

Investments, at fair value (Schedule I and Note 3)
  Participant directed-
     ALLTEL Corporation Common Stock                                                                                   $26,286,447
     Federated Automated Governement
       Money Trust                                                                                                      34,896,010
     Federated Max-Cap Fund                                                                                             10,241,071
     Federated Stock and Bond Fund                                                                                      16,636,043
     Federated U.S. Government
       Securities Fund                                                                                                   8,804,968
     Fidelity Equity-Income Fund               $22,405,794                                                              22,405,794
     Fidelity Magellan Fund                                  $48,372,560                                                48,372,560
     Government Investment Contract Fund                                    $4,200,696                                   4,200,696
     Nations Cash Reserve Money Market Fund        124,476       254,652     1,042,506                                   2,130,185
     Participant Loans                                                                 $4,290,393                        4,290,393
  Non-participant directed-
     Boatmen's Money Market Fund                                                                  $420,345                 420,345
       Total Investments                        22,530,270    48,627,212     5,243,202  4,290,393  420,345             178,684,512

Receivables:
     Employer contributions                              -             -             -          -        - $3,366,900    3,366,900
     Accrued interest and dividends                      -             -         5,353          -      256          -      269,716
          Total receivables                              -             -         5,353          -      256  3,366,900    3,636,616

          Total assets                          22,530,270    48,627,212     5,248,555  4,290,393  420,601  3,366,900  182,321,128

LIABILTIES:

Due to broker                                       96,705       184,011             -          -        -          -      419,269

NET ASSETS AVAILABLE
     FOR BENEFITS                              $22,433,565   $48,443,201    $5,248,555 $4,290,393 $420,601 $3,366,900 $181,901,859



                         ALLTEL CORPORATION THRIFT PLAN

      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                      for the year ended December 31, 1994

                                                                              Fund Information (Note 3)
                                                                                Participant Directed

                                                    ALLTEL           Federated                          Fidelity
                                                  Corporation        Automated        Federated          Equity-           Fidelity
                                                    Common          Government        Stock and          Income           Magellan
                                                  Stock Fund        Money Trust       Bond Fund           Fund              Fund
ASSETS:
Investments, at fair value
  Participant directed-
     ALLTEL Corporation Common Stock               $29,130,720
     Federated Automated Government
          Money Trust                                              $14,046,956
     Federated Stock and Bond Fund                                                  $14,603,385
     Fidelity Equity-Income Fund                                                                       $2,510,742
     Fidelity Magellan Fund                                                                                            $15,177,799
     NationsBank Real Estate Collective Fund
     Metropolitan Life Insurance Company
          Guaranteed Income Fund
     Federated Capital Preservation Fund
     Federated Growth Trust
     Federated Stock Trust
     Fidelity GNMA Portfolio
     Fidelity Managed Income Portfolio
     Fidelity Retirement Government
          Money Market Fund
     Fidelity U.S. Equity Index Portfolio
     INVESCO Total Return Fund
     INVESCO Industrial Income Fund
     Participant Loans
  Non-participant directed-
     Kemper Money Market Fund
     Other
       Total investments                            29,130,720      14,046,956       14,603,385         2,510,742       15,177,799

Receivables:
     Employer contributions                                  -               -                -                -                 -
     Employee contributions                                  -               -                -                -                 -
     Due from/(to) other funds                               -         127,078         (345,594)               -                 -
     Receivable from INVESCO                                 -               -                -                -                 -
     Accrued interest and dividends                    234,436           4,656              107                -                 -
       Total receivables                               234,436         131,734         (345,487)               -                 -

Cash                                                    35,036           4,607            9,032                -                 -
       Total assets                                 29,400,192      14,183,297       14,266,930        2,510,742        15,177,799

LIABILITIES:
Accounts payable and other                                   -               -                -                -                 -
Administrative expenses payable                              -               -                -                -                 -
       Total liabilities                                     -               -                -                -                 -

NET ASSETS AVAILABLE
     FOR BENEFITS                                  $29,400,192     $14,183,297      $14,266,930       $2,510,742       $15,177,799


        The accompanying notes are an integral part of this statement.


                         ALLTEL CORPORATION THRIFT PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION - (Continued)

                      for the year ended December 31, 1995

                                                                               Fund Information (Note 3)
                                                         Participant Directed                     Non-Participant Directed
                                            Nations-    Metropolitan Life
                                              Bank      Insurance Company                         Kemper
                                           Real Estate     Guaranteed      Closed                 Money
                                           Collective        Income      Investment  Participant  Market
                                              Fund            Fund         Funds        Loans      Fund      Other         Total
ASSETS:
Investments, at fair value
  Participant directed-
     ALLTEL Corporation Common Stock                                                                                    $29,130,720
     Federated Automated Government
       Money Trust                                                                                                       14,046,956
     Federated Stock and Bond Fund                                                                                       14,603,385
     Fidelity Equity-Income Fund                                                                                          2,510,742
     Fidelity Magellan Fund                                                                                              15,177,799
     NationsBank Real Estate Collective Fund $  1,418                                                                         1,418
     Metropolitan Life Insurance Company
       Guaranteed Income Fund                              $10,149,505                                                   10,149,505
     Federated Capital Preservation Fund                                 $14,229,336                                     14,229,336
     Federated Growth Trust                                                9,701,642                                      9,701,642
     Federated Stock Trust                                                16,319,354                                     16,319,354
     Fidelity GNMA Portfolio                                                 617,658                                        617,658
     Fidelity Managed Income Portfolio                                     1,470,681                                      1,470,681
     Fidelity Retirement Government
       Money Market Fund                                                   2,024,689                                      2,024,689
     Fidelity U.S. Equity Index Portfolio                                  1,348,286                                      1,348,286
     INVESCO Total Return Fund                                                 6,255                                          6,255
     INVESCO Industrial Income Fund                                            5,000                                          5,000
     Participant Loans                                         383,292                $3,784,147  $ 24,112                4,191,551
Non-participant directed-
     Kemper Money Market Fund                                                                      422,898                  422,898
     Other                                                                                                   $158,307       158,307
       Total investments                        1,418       10,532,797    45,722,901   3,784,147   447,010    158,307   136,116,182

Receivables:
     Employer contributions                         -                -              -          -         -  7,157,569     7,157,569
     Employee contributions                         -                -              -          -         -     16,015        16,015
     Due from/(to) other funds                      -                -     (2,129,004)         -    (7,015) 2,354,535             -
     Receivable from INVESCO                        -                -      8,163,119          -         -          -     8,163,119
     Accrued interest and dividends                98           85,298         96,586          -         -      2,644       423,825
       Total receivables                           98           85,298      6,130,701          -    (7,015) 9,530,763    15,760,528

Cash                                           21,754                -         26,409          -         -     55,300       152,138
       Total assets                            23,270       10,618,095     51,880,011  3,784,147   439,995  9,744,370   152,028,848

LIABILITIES:
Accounts payable and other                          -           35,788         32,891          -         -      2,613        71,292
Administrative expenses payable                     -           13,614         79,350          -         -          -        92,964
       Total liabilities                            -           49,402        112,241          -         -      2,613       164,256

NET ASSETS AVAILABLE
     FOR BENEFITS                             $23,270      $10,568,693    $51,767,770 $3,784,147  $439,995 $9,741,757  $151,864,592


                         ALLTEL CORPORATION THRIFT PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                      for the year ended December 31, 1995

                                                                              Fund Information (Note 3)
                                                                                Participant Directed
                                            ALLTEL            Federated                                             Federated U.S.
                                          Corporation         Automated           Federated           Federated       Government
                                            Common           Government            Max-Cap            Stock and       Securities
                                          Stock Fund         Money Trust            Fund              Bond Fund          Fund
ADDITIONS
 Investment income:
   Dividend income                       $ 1,033,522       $ 1,925,000        $   198,753         $  560,627          $ 471,963
   Interest income                            30,200           103,398              1,026                416              1,236
   Other income                                    -                 -          1,306,198          1,116,074                  -
   Net appreciation (depreciation)
     in fair value of investments           (774,539)                -            609,055          1,774,366            505,058

   Total investment income                   289,183         2,028,398          2,115,032          3,451,483            978,257

 Contributions:
   Employer                                        -                 -                  -                  -                  -
   Employee                                1,204,004         4,583,970          1,350,551          1,695,333          1,142,804
   Employee rollovers                        239,035           292,314            129,292            109,958             89,621
   Total contributions                     1,443,039         4,876,284          1,479,843          1,805,291          1,232,425

 Interfund transfers, net                  1,448,112        19,498,204          7,073,478         (1,190,321)         7,198,400

 Loan repayments                             114,314           491,254             67,914             89,102             60,542
   Total additions                         3,294,648        26,894,140         10,736,267          4,155,555          9,469,624

DEDUCTIONS

 Transfers to other plans, net             3,403,490           776,430             92,834            269,688             216,946

 Loan advances                               167,466           448,173            129,776            172,230              95,019

 Benefit payments and withdrawals          2,254,261         4,742,500            249,133          1,298,512             385,551
   Total deductions                        5,825,217         5,967,103            471,743          1,740,430             697,516

   Net increase (decrease)                (2,530,569)       20,927,037         10,264,524          2,415,125           8,772,108

NET ASSETS AVAILABLE
 FOR BENEFITS:

 Beginning of year                        29,400,192        14,183,297                  -         14,266,930                   -

 End of year                             $26,869,623       $35,110,334        $10,264,524        $16,682,055          $8,772,108


         The accompanying notes are an integral part of this statement.


                         ALLTEL CORPORATION THRIFT PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION - (Continued)

                      for the year ended December 31, 1995

                                                         Fund Information (Note 3)
                                                           Participant Directed                      Non-Participant Directed
                            Fidelity             Government  NationsBank                          Boatmen's
                             Equity-   Fidelity  Investment  Real Estate    Closed                 Money
                             Income    Magellan   Contract   Collective   Investment  Participant  Market
                              Fund       Fund       Fund        Fund         Funds       Loans      Fund     Other         Total
ADDITIONS
 Investment income:
   Dividend income        $1,220,535 $ 2,760,810  $       -  $      -   $         -   $       -  $      -  $        - $   8,171,210
   Interest Income               104           2    494,512     1,191             -     315,324    22,776           -       970,185
   Other income                    -            -         -         -             -           -         -           -     2,422,272
   Net appreciation
     (depreciation)in fair
     value of investment   3,587,980   8,768,386          -       137             -           -         -           -    14,470,443
   Total investment income 4,808,619  11,529,198    494,512     1,328             -     315,324    22,776           -    26,034,110

 Contributions:
   Employer                        -           -          -         -             -           -         -   3,366,900     3,366,900
   Employee                2,742,052   4,774,531          -         -             -           -         -           -    17,493,245
   Employee rollovers        236,484     404,121          -         -             -           -         -           -     1,500,825
  Total contributions      2,978,536   5,178,652          -         -             -           -         -           -    22,360,970

 Interfund transfers, net 13,552,682  18,806,945 (5,264,148)  (21,229)  (51,767,770)    424,012   (16,608) (9,741,757)            -

 Loan repayments             187,626     512,173          -         -             -  (1,536,087)   13,162           -             -
   Total additions        21,527,463  36,026,968 (4,769,636)  (19,901)  (51,767,770)   (796,751)   19,330  (6,374,857)   48,395,080

DEDUCTIONS

 Transfers to other
   plans, net                100,689     186,893          -         -             -      62,223       983           -     5,110,176

 Loan advances               188,235     398,009     58,250         -             -  (1,657,158)        -           -             -

 Benefit payments and
   withdrawals             1,315,716   2,176,664    492,252     3,369             -     291,938    37,741           -    13,247,637
   Total deductions        1,604,640   2,761,566    550,502     3,369             -  (1,302,997)   38,724           -    18,357,813

   Net increase(decrease) 19,922,823  33,265,402 (5,320,138)  (23,270)  (51,767,770)    506,246   (19,394) (6,374,857)   30,037,267

NET ASSETS AVAILABLE
 FOR BENEFITS:

 Beginning of year         2,510,742  15,177,799 10,568,693    23,270    51,767,770   3,784,147   439,995   9,741,757   151,864,592

 End of year             $22,433,565 $48,443,201 $5,248,555  $      -   $         -  $4,290,393  $420,601  $3,366,900  $181,901,859


                        ALLTEL CORPORATION THRIFT PLAN

             NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

                             DECEMBER 31, 1995 AND 1994

1.  PLAN MERGERS

    Prior to January 1, 1995, the ALLTEL Corporation Thrift Plan (the "Plan") was referred to as the Thrift Plan and Trust for Employees of Systematics Information Services, Inc. and Participating Affiliates. Effective
    December 31, 1994, the CP National Corporation Incentive Thrift Savings Plan, the Houston Wire and Cable Company Combination Profit Sharing and Salary Deferral Plan, the Computer Power, Inc. Retirement Savings Plan, and the TDS Healthcare Systems Corporation Profit Sharing Plan
    (the "merged plans") were merged with and into the Plan. Effective with this merger, the general provisions of the Plan govern with respect to the interests of the participants of the merged plans, to the extent not inconsistent with any provision of the merged plans that may not be eliminated under Section 411(d)(6) of the Internal Revenue Code (the "IRC").

2.  PLAN AND TRUST DESCRIPTION

    The following is a brief description of the Plan and the administration thereof and is provided for general information purposes only. Participants should refer to the plan document or the summary plan description for a more complete description of the Plan's provisions.

    General

    The Plan is a defined contribution employee benefit plan which covers substantially all employees of ALLTEL Information Services, Inc. (formerly Systematics Information Services, Inc.) and its wholly-owned subsidiaries and employees of HWC Distribution Corp. ALLTEL Information Services, Inc. and HWC Distribution Corp., (referred to collectively as the "Participating Companies"), are wholly-owned subsidiaries of ALLTEL Corporation ("ALLTEL"). The Plan sponsor is ALLTEL. The Plan is designed as a savings plan to assist employees in planning for retirement. All full-time employees of the Participating Companies are eligible to participate in the Plan after attaining the age of 21.

    Administration

    The Plan is administered by the ALLTEL Corporation Pension and Benefits Committee (the "Administrative Committee") appointed by ALLTEL's Board of Directors. NationsBank of Texas, N.A. (the "Trustee") is the trustee of the Plan.

    Benefit Payments

    Participants or their beneficiaries, as applicable, are entitled to receive the vested balance of their Plan account when they retire at age 65 or later, if they become permanently disabled, upon death or upon separation from service with the Participating Companies. The Plan permits early retirements between ages 55 and 64 provided that required service levels have been met. If a participant's account balance exceeds $3,500, participants may elect to receive the distributions in a lump-sum payment, in installment payments or a combination of both. If a participant's account balance is equal to or less than $3,500, the account will be distributed in a lump-sum payment.

                        ALLTEL CORPORATION THRIFT PLAN

                                      ____


    Additionally, participants may withdraw funds, with the approval of the Administrative Committee, from their Plan account for "hardship" reasons as defined by the Internal Revenue Service (the "IRS").

    Plan Contributions

    Each year, participants may contribute up to 10% of their pretax annual compensation, as defined in the Plan agreement. Participant contributions are subject to certain dollar limitations established by the IRS, which was $9,240 for both 1995 and 1994. The Participating Companies, at their discretion, may contribute an amount equal to 25% of every participant dollar contributed that is not in excess of 6% of the participant's compensation for the Plan year. Such contributions are funded annually following the Plan's year-end. The Participating Companies may make additional matching contributions over and above the 25% discretionary amount. Effective October 31, 1994, the Plan was amended and restated to allow any eligible employee who was a participant in a plan qualified under
    Section 401 of the IRC and who receives a cash distribution from such plan to make a rollover contribution to the Plan if he or she is entitled under
    Section 402(c)(1) or Section 408(d)(3)(A) of the IRC to rollover such distribution to another qualified retirement plan.

    Vesting and Benefits

    Participants are fully vested in their employee contributions, matching employer contributions and the accumulated earnings thereon. Participants may elect upon termination of employment to defer payment of their account balance if it exceeds $3,500. The Plan's obligation for the undistributed net assets of former employees approximated $10,290,000 and $5,074,000 as of December 31, 1995 and 1994, respectively. As of December 31, 1995, the Plan had approximately $205,000 of pending distributions to participants who elected to withdraw from the Plan. These amounts are recorded as liabilities and benefit payments in the Form 5500; however, these amounts are not reflected in the accompanying financial statements in accordance with generally accepted accounting principles. As of December 31, 1995 and 1994, 6,933 and 7,129 employees, respectively, were participating in the Plan.

    Plan Termination

    While it has not expressed any intention to do so, the Administrative Committee has the right to terminate the Plan. In the event that the Plan is terminated:

      (a) the interest of all affected participants shall be fully vested and nonforfeitable as of the date of the Plan's termination, and
      (b) each participant shall be entitled to receive the entire amount of his account balance in cash or in assets of the Plan as the Trustee shall determine.

    Participants in the Plan are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974 ("ERISA").

                        ALLTEL CORPORATION THRIFT PLAN

                                      ____


3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Financial Statement Presentation

    The accompanying financial statements have been prepared on the accrual basis of accounting. The financial statements and supplementary Schedules I and II have been prepared to satisfy the reporting and disclosure requirements of ERISA. Certain prior year amounts have been reclassified to conform with the current year financial statement presentation.

    The preparation of financial statements in conformity with generally accepted accounting principles requires the Administrative Committee to make estimates and assumptions that affect the amount of assets, liabilities, contributions and distributions. The estimates and assumptions used in the accompanying financial statements are based upon the Administrative Committee's evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results may differ from the estimates and assumptions used in preparing the financial statements.

    Investments

    During 1995, participants directed their contributions among the following investment options, and were allowed to change their investment elections subject to certain restrictions imposed by the funds and the Plan. A brief description of each investment option is provided below:

         ALLTEL Corporation Common Stock Fund - Contributions to this fund are used to purchase shares of ALLTEL common stock in the open market.

         Federated Automated Government Money Trust - Contributions to this money market fund are principally invested in short-term United States Treasury obligations.

         Federated Max-Cap Fund - Contributions to this fund are invested in institutional shares of the Federated Index Trust, an open-ended, management investment company. This fund attempts to duplicate the composition and total return of the publicly traded common stocks comprising the Standard & Poor's 500 Index ("S&P 500").

         Federated Stock and Bond Fund - Contributions to this fund are invested in Class A shares of an open-end, diversified management investment company. This fund invests primarily in stocks and bonds of larger, well-established companies and direct obligations of the United States Treasury and other governmental agencies.

         Federated U.S. Government Securities Fund - Contributions to this fund are invested principally in United States Treasury obligations with original maturities of two to five years.

                        ALLTEL CORPORATION THRIFT PLAN

                                       ____


         Fidelity Equity-Income Fund - This fund seeks reasonable income by investing primarily in income-producing equity securities. The fund invests in common and preferred stocks (approximately 80% of its portfolio) and debt securities (approximately 20% of its portfolio) whose yields exceed the composite yield of the S&P 500, have rising or above-average dividends or share potential for future dividend growth.

         Fidelity Magellan Fund - This fund seeks long-term capital appreciation through investment in common stocks and convertible securities of domestic, foreign and multinational companies.

    The Plan also holds investments in three other funds. The Plan does not permit any additional contributions or investments to be made to these funds. Participants may elect to transfer amounts invested in the Government Investment Contract Fund and the NationsBank Real Estate Collective Fund to one of the other investment options, subject to certain restrictions imposed by the funds and the Plan. A brief description of each of these other funds is as follows:

         Government Investment Contract Fund (previously reported as the Metropolitan Life Insurance Company Guaranteed Income Fund) - The assets of this fund consist of cash and investments made in the Bankers Trust Pyramid Open-End Government Investment Contract Fund, a commingled common trust fund.

         Boatmen's Investment Services, Inc. Money Market Fund (previously reported as the Kemper Money Market Fund) - The assets of this fund are invested in money market securities, and may be withdrawn only at the time a participant withdraws from the Plan.

         NationsBank Real Estate Collective Fund - The assets of this fund consisted principally of cash and other short-term investments. This fund was liquidated during 1995.

    Any excess cash in the above investment funds is automatically invested daily by the Trustee into the Nations Cash Reserves Money Market Fund, a short-term investment fund. Assets consist mainly of corporate demand notes, commercial paper and short-term U.S. Government securities. The carrying value approximates fair value due to the short-term maturity of these investments.

    Investments are stated at their fair value as determined by the Trustee. Securities traded on a national exchange are valued at their quoted market price on the last business day of the year. Investment contracts are reported at contract value. The net appreciation (depreciation) in fair value of investments in the accompanying statement of changes in net assets available for benefits with fund information reflects the net difference between the market value and the cost of investments bought during the year and the net difference between the market value and the beginning of the year market value of assets held, sold or distributed.

                        ALLTEL CORPORATION THRIFT PLAN

                                       ____


    In conjunction with the plan mergers discussed in Note 1, certain of the Plan's investment options were changed to exclude certain investment options which existed at December 31, 1994. The net assets available for benefits of these closed investment funds (the "Closed Investment Funds") as of December 31, 1994 were as follows:

              Investment Fund
              Federated Capital Preservation Fund                $ 13,661,368
              Federated Growth Trust                                9,291,751
              Federated Stock Trust                                15,291,147
              Fidelity GNMA Portfolio                                 617,658
              Fidelity Managed Income Portfolio                     1,470,681
              Fidelity Retirement Government Money Market Fund      2,024,689
              Fidelity U.S. Equity Index Portfolio                  1,348,286
              INVESCO Total Return Fund                             3,650,599
              INVESCO Industrial Income Fund                        4,411,591
                Total                                             $51,767,770

    Effective January 1, 1995, the balances in all of the Closed Investment Funds were transferred to the Federated Automated Government Money Trust Fund.

    Plan Expenses

    As outlined in the Plan document, expenses related to the Plan's operation are paid from Plan assets unless ALLTEL elects to pay these expenses. ALLTEL paid all administrative expenses related to the Plan in 1995.

4.  PARTICIPANT LOANS

    Participants of the Plan can borrow from the Plan amounts not to exceed 50% of the participant's vested balance, up to a maximum loan amount of $50,000. Such loans are allowed only for specific purposes and must be repaid through payroll deductions within five years, unless used to purchase a principal residence. Loans bear interest at rates determined by the Administrative Committee upon execution of the loan.

5.  EMPLOYER CONTRIBUTIONS

    Contributions in the amount of $3,366,900 due to the Plan from the Participating Companies had not been funded or allocated among the Plan's funds as of December 31, 1995.

                        ALLTEL CORPORATION THRIFT PLAN

                                       ____


6.  RECEIVABLE FROM INVESCO

    Included in the assets transferred from the TDS Healthcare Systems Corporation Profit Sharing Plan as of December 31, 1994, was a receivable in the amount of $8,163,119 from INVESCO, which represented the proceeds from the sale of certain investment funds which had not been received as of that date.

7.  PLAN AMENDMENTS

    During 1995, the following amendments to the Plan agreement were adopted:

         1 Provided for the merger of the TDS Healthcare Systems Corporation Profit Sharing Plan with and into the Plan, effective December 31, 1994.

         2 Provided for the transfer of assets from the Plan to one or more qualified plans designated by Citizens Utilities Company ("Citizens"). The transfer of assets was authorized in conjunction with the sale of certain telephone properties by ALLTEL to Citizens. As a result of the sale, certain employees of ALLTEL were transferred to Citizens and were no longer participants of the Plan. Also, provided that a participant who voluntarily suspends his/her salary deferral contribution will not be considered an active participant. A participant may resume contributions and regain active status upon the exercise of certain procedures, as prescribed by the Administrator.

         3 Provided for the transfer of assets into the Plan from a qualified plan administered by Citizens ("Citizens Plan"). The transfer of assets was in conjunction with the sale of certain telephone properties by Citizens to ALLTEL. As a result of the sale, certain employees of Citizens were transferred to ALLTEL and became participants of the Plan. Effective with the transfer, the general provisions of the Plan govern with respect to the interests of the former employees of Citizens, to the extent not inconsistent with any provision of the Citizens Plan that may not be eliminated under
             Section 411(d)(6) of the IRC. Also, provided for the transfer of assets from the Plan to one or more qualified plans designated by FIserve, Inc. ("FIserve"). The transfer of assets was authorized in conjunction with the sale of ALLTEL's check processing operations to FIserve. As a result of the sale, certain employees of ALLTEL were transferred to FIserve and were no longer participants of the Plan. Finally, provided for the merger of the Vertex Business Systems, Inc. 401(k) Employee Savings Plan with and into the Plan, effective January 1, 1996.

                        ALLTEL CORPORATION THRIFT PLAN

                                       ____


8.  TAX STATUS

    The Plan has received a favorable determination letter from the IRS dated October 4, 1995, which states that the Plan, as restated January 1, 1994, is "qualified" for the purposes of Section 401(a) of the IRC. Amendments Nos. 1 through 3 have not yet been filed with the IRS. The Administrative Committee is of the opinion that the Plan, as amended, is designed and operating in accordance with applicable IRS requirements, and therefore, Plan income, subject to certain limitations, remains exempt from federal income taxes. Employer contributions and income of the Plan are not taxable to the participants until withdrawals or distributions are made.

9.  TRANSFER OF ASSETS FROM OTHER PLANS

    During 1995, ALLTEL sold certain telephone properties in Arizona, California, New Mexico, Oregon, Tennessee, Utah and West Virginia to Citizens in exchange for cash and certain telephone properties in Pennsylvania. Under terms of the sales agreement, assets in the amount of $3,596,159 were transferred from the Plan to a qualified plan administered by Citizens. The assets transferred represented the vested account balances of the former ALLTEL employees who became employees of Citizens. Similarly, assets in the amount of $204,315 were transferred to the Plan from Citizens. The transferred assets represented the vested account balances of the former Citizens employees who became employees of ALLTEL and participants of the Plan.

    Also during 1995, ALLTEL sold its check processing operations to FIserve. Under terms of the sales agreement, assets in the amount of $1,718,332 were transferred from the Plan to a qualified plan administered by FIserve. The assets transferred represented the vested account balances of the former ALLTEL employees who became employees of FIserve.

                                                              Schedule I

                         ALLTEL CORPORATION THRIFT PLAN

           Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                             as of December 31, 1995


                                                                Number of
                                                               Units/Shares       Historical Cost             Fair Value
Fair value determined by Trustee:
Mutual Investment Funds:
    Federated Automated Government Money Trust                   34,896,010         $  34,896,010        $    34,896,010
    Federated Max-Cap Fund                                          759,723             9,687,529             10,241,071
    Federated Stock and Bond Fund                                   940,421            15,248,086             16,636,043
    Federated U.S. Government Securities Fund                       823,664             8,368,166              8,804,968
    Fidelity Equity-Income Fund                                     590,714            18,980,824             22,405,794
    Fidelity Magellan Fund                                          562,602            39,998,619             48,372,560
                                                                                      127,179,234            141,356,446
Other Investments:
*   ALLTEL Corporation Common Stock                                 891,066            15,077,744             26,286,447

    Boatmen's Investment Services, Inc.
       Money Market Fund                                            420,345               420,345                420,345

*   Nations Cash Reserves Money Market Fund                       2,130,185             2,130,185              2,130,185

    Bankers Trust Pyramid Co.
       Government Investment Contract                                     -             4,200,696              4,200,696

*   Loans to Participants with interest rates
       ranging from 6.00% to 10.91%                                       -             4,290,393              4,290,393

              Total investments                                                      $153,298,597           $178,684,512

*  Indicates a party in interest.


          The accompanying notes are an integral part of this schedule.

                                                                   Schedule II

                         ALLTEL CORPORATION THRIFT PLAN

               Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS (a)

                      for the year ended December 31, 1995


                                                              Number of    Purchase    Number of    Selling             Net Gain/
  Identity of Party Involved       Description of Asset       Purchases      Price       Sales       Price     Cost      (Loss)

 *ALLTEL Corporation                ALLTEL Corporation
                                      Common Stock                 34    $ 4,645,495       30    $5,874,237 $ 6,199,720 $ (325,483)

  Federated Securities Corp.        Federated Automated
                                      Government Money Trust       69     35,218,466      139    14,374,063  14,374,063          -

  Federated Securities Corp.        Federated Max Cap Fund        142     10,066,782       36       434,766     379,253     55,513

  Federated Securities Corp.        Federated U.S. Government
                                      Securities Fund             105     10,154,562       77     1,854,652   1,786,545     68,107

  Fidelity Investments              Fidelity Equity-Income Fund   132     17,562,093       54     1,267,085   1,104,195    162,890

  Fidelity Investments              Fidelity Magellan Fund        143     26,251,877       43     1,903,363   1,508,917    394,446

*NationsBank of Texas, N.A.         Nations Cash Reserves
                                      Money Market Fund            99      8,561,903       32     6,431,718   6,431,718          -

 *  Indicates a party in interest.
(a) Represents a transaction or a series of transactions in excess of 5% of the fair value of plan assets at the beginning of the year.

          The accompanying notes are an integral part of this schedule.


                                       13

                                       33